EXHIBIT 10.3

                                                                  Execution Copy

                              AMENDED AND RESTATED
                          NON-RECOURSE PROMISSORY NOTE

$500,000                                                           June 20, 1999

         FOR VALUE RECEIVED, Phillip Bennett ("Maker"), promises to pay to Accom, Inc., a Delaware corporation ("Payee"), in lawful money of the United
States of America, the principal sum of Five Hundred Thousand ($500,000) together with interest in arrears on the unpaid principal balance of this Note in accordance with Section 1.

         This  Note   terminates  and  supersedes   that  certain   Non-Recourse
Promissory Note issued by Maker to Payee dated December 7, 1998 (the "Canceled Note"). The Canceled Note is attached hereto as Exhibit A.


1.       PAYMENTS.

                  1.1 Principal and Interest. Subject to Section 1.3,

                           (a)  The   principal   amount   of  this   Note  then
outstanding shall be due and payable on December 7, 2001.

                           (b)  Interest  shall  begin to accrue  on the  unpaid
principal balance of this Note, if any, commencing on December 7, 1998 until repayment of this Note in full. Commencing on December 7, 1998, the interest rate shall be five and one half percent (5.5%) per annum calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

                           (c)  Commencing on the date of this Note,  all unpaid
interest accrued as of the last day of each calendar month shall be due and payable in advance on the first Business Day of such month.

                  1.2 Manner of Payment. All payments of principal and interest on this Note shall be made by wire transfer to such accounts as specified by Payee, promptly upon request of Maker, or by check at 1490 O'Brien Drive, Menlo Park, CA 94025, or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

                  1.3 Optional Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the

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amount of  principal  prepaid  calculated  to the date of such  prepayment.  Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

2.       DEFAULTS.

                  2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                           (a) If Maker  shall fail to pay when due any  payment
of principal or interest on this Note and such failure continues for five (5) Business Days after Payee notifies Maker thereof writing.

                           (b) If,  pursuant  to or within  the  meaning  of the
United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; or (iv) make an assignment for the benefit of its creditors.

                           (c) If a court of  competent  jurisdiction  enters an
order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

                           (d) Upon the death of the Maker.

                  2.2 Remedies. Subject to Section 2.3, upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable attorneys' fees incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note.

                  2.3 Non-Recourse Limitation on Remedies. Notwithstanding anything to the contrary contained in this Note, Payee's recovery against Maker under this Note upon an Event of Default shall be limited solely to the shares of common stock of Payee purchased by Maker in the Restricted Stock Purchase Agreement dated as of even date herewith between Maker and Payee. Maker shall not be liable or have any personal liability in any other respect for the payment of any amount due under this Note.

3.       MISCELLANEOUS.

                  3.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising

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any right,  power or privilege  under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

                  3.2 Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy (as indicated by a telecopy confirmation and if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees pursuant to the terms of Section 6.5 of the Restricted Stock Purchase Agreement.

                  3.3 Severability. Any provision of this Note which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Note invalid, illegal or unenforceable in any other jurisdiction.

                  3.4 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

                  3.5 Parties In Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Maker or Payee without the express prior written consent of Maker, except by operation of law or in connection with the sale of all or substantially all of the stock or assets of Maker or Payee (as applicable).

                  3.6 Section Headings, Construction. The headings of each Section, subsection or other subdivision of this Note are for reference only and shall not limit or control the meaning thereof. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

                  3.7 No Usury. It is the intent of the parties that the rate of interest and other charges to the Maker shall be lawful. If for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Payee may lawfully charge the Maker, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Maker.

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         IN WITNESS  WHEREOF,  Maker has executed and delivered  this Note as of the date first stated above.



                                          /s/ Phillip Bennett
                                        ----------------------------------------
                                              Phillip Bennett

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